RenaissanceRe Reports Net Income of $56.7 Million for the First Quarter of 2018, or $1.42 Per Diluted Common Share; Quarterly Operating Income of $135.2 Million or $3.40 Per Diluted Common Share
Pembroke, Bermuda, May 1, 2018 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $56.7 million, or $1.42 per diluted common share, in the first quarter of 2018, compared to $92.4 million, or $2.25 per diluted common share, in the first quarter of 2017. Operating income available to RenaissanceRe common shareholders was $135.2 million, or $3.40 per diluted common share, in the first quarter of 2018, compared to $53.7 million, or $1.30 per diluted common share, in the first quarter of 2017. The Company reported an annualized return on average common equity of 5.7% and an annualized operating return on average common equity of 13.5% in the first quarter of 2018, compared to 8.3% and 4.8%, respectively, in the first quarter of 2017. Book value per common share increased $0.57, or 0.6%, to $100.29, in the first quarter of 2018, compared to a 0.8% increase in the first quarter of 2017. Tangible book value per common share plus accumulated dividends increased $0.73, or 0.8%, to $111.96 in the first quarter of 2018, compared to a 1.2% increase in the first quarter of 2017.
Kevin J. O'Donnell, CEO, commented: “I am pleased with our solid results and very strong execution in the first quarter. We delivered an annualized operating return on average common equity of 13.5% for the quarter, highlighted by low catastrophe activity, strong growth in premiums, prior year favorable development and a continued increase in operating efficiency. The January 1 renewal was successful, as we increased both the size and efficiency of our portfolio of risk. Moving into the mid-year renewals, we remain focused on implementing our strategy in order to continue to build a diverse and profitable book of business and maximize shareholder value.”
FIRST QUARTER 2018 SUMMARY

•
Gross premiums written increased by $237.6 million, or 25.8%, to $1.2 billion, in the first quarter of 2018, compared to the first quarter of 2017, driven by increases of $186.4 million in the Property segment and $51.1 million in the Casualty and Specialty segment.

•
Underwriting income of $129.6 million and a combined ratio of 70.6% in the first quarter of 2018. The Property segment generated underwriting income of $127.2 million and a combined ratio of 43.5%. The Casualty and Specialty segment generated underwriting income of $2.6 million and a combined ratio of 98.8%.

•	The Company’s portfolio of fixed maturity and short term investments had a yield to maturity of 2.9% at March 31, 2018.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $707.0 million in the first quarter of 2018, an increase of $186.4 million, or 35.8%, compared to $520.5 million in the first quarter of 2017.
Gross premiums written in the catastrophe class of business were $590.3 million in the first quarter of 2018, an increase of $175.9 million, or 42.4%, compared to the first quarter of 2017. The increase in gross premiums written in the catastrophe class of business was driven primarily by an improved rate environment combined with expanded participation on existing transactions and certain new transactions in the catastrophe excess of loss market. Gross premiums written in the other property class of business were $116.6 million in the first quarter of 2018, an increase of $10.5 million, or 9.9%, compared to the first quarter of 2017. The increase in gross premiums written in the other property class of business was primarily driven by growth across a number of the Company’s underwriting platforms, both from existing relationships and through new opportunities.
Ceded premiums written in the Property segment were $352.9 million in the first quarter of 2018, an increase of $122.2 million, or 53.0%, compared to $230.7 million in the first quarter of 2017. The increase in ceded premiums written was principally due to a significant portion of the increase in gross premiums written in the catastrophe class of business noted above being subsequently ceded to third-party investors in the Company’s managed joint venture, Upsilon RFO.

The Property segment generated underwriting income of $127.2 million and a combined ratio of 43.5% in the first quarter of 2018, compared to $91.4 million and 51.1%, respectively, in the first quarter of 2017. Principally impacting the Property segment underwriting result and combined ratio was favorable development on prior accident years net claims and claim expenses of $27.6 million, or 12.2 percentage points, during the first quarter of 2018, compared to $0.9 million, or 0.5 percentage points, in the first quarter of 2017, combined with an increase in net premiums earned driven by the growth in net premiums written over the trailing twelve months. The favorable development during the first quarter of 2018 included $27.1 million of net decreases in the estimated ultimate losses associated with Hurricanes Harvey, Irma and Maria, the Mexico City Earthquake and the wildfires in California during the fourth quarter of 2017, and was principally within the other property class of business.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $452.7 million in the first quarter of 2018, an increase of $51.1 million, or 12.7%, compared to $401.6 million in the first quarter of 2017. The $51.1 million increase was principally due to selective growth from new and existing business within certain classes of business where the Company found comparably attractive risk-return attributes.
The Casualty and Specialty segment generated underwriting income of $2.6 million and had a combined ratio of 98.8% in the first quarter of 2018, compared to an underwriting loss of $49.3 million and a combined ratio 127.5% in the first quarter of 2017. The decrease in the Casualty and Specialty segment combined ratio in the first quarter of 2018, compared to the first quarter of 2017, was principally driven by a 20.8 percentage point decrease in the Casualty and Specialty segment net claims and claim expenses ratio principally as a result of favorable development on prior accident years net claims and claim expenses compared to adverse development during the first quarter of 2017, combined with a 7.9 percentage point decrease in the underwriting expense ratio. The decrease in the underwriting expense ratio was primarily driven by an increase in net premiums earned while continuing to leverage the Casualty and Specialty segment’s existing expense base.
During the first quarter of 2018, the Casualty and Specialty segment experienced favorable development on prior accident years net claims and claim expenses of $3.8 million, or 1.8 percentage points, compared to $30.3 million, or 16.9 percentage points, of adverse development on prior accident years net claims and claim expenses in the first quarter of 2017. The favorable development during the first quarter of 2018 was principally driven by reported losses being lower than expected, compared to the first quarter of 2017 which experienced adverse development associated with the decrease in the Ogden rate during that period.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains and losses on investments, was a loss of $25.7 million in the first quarter of 2018, compared to a gain of $97.7 million in the first quarter of 2017, a decrease of $123.4 million. The decrease in the total investment result was principally due to realized and unrealized losses on the Company’s fixed maturity investment portfolio driven by an upward shift in the interest rate yield curve during the first quarter of 2018, compared to less pronounced yield curve impacts in the first quarter of 2017. In addition, the Company’s equity investments trading portfolio experienced minimal unrealized losses during the first quarter of 2018, compared to significant realized gains during the first quarter of 2017.

•
Effective January 1, 2018 and April 1, 2018, Upsilon RFO issued $600.5 million and $31.7 million, respectively, of non-voting preference shares to investors, including $75.0 million and $26.5 million, respectively, to the Company. Effective April 1, 2018, the Company’s participation in the risks assumed by Upsilon RFO was 16.9%.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, May 2, 2018 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Event Calendar” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance and Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2018	March 31, 2017
Revenues
Gross premiums written	$1,159,652	$922,090
Net premiums written	$663,044	$544,136
Increase in unearned premiums	(222,762)	(178,091)
Net premiums earned	440,282	366,045
Net investment income	56,476	54,325
Net foreign exchange gains	3,757	8,165
Equity in earnings (losses) of other ventures	857	(1,507)
Other (losses) income	(1,242)	1,665
Net realized and unrealized (losses) gains on investments	(82,144)	43,373
Total revenues	417,986	472,066
Expenses
Net claims and claim expenses incurred	171,703	193,081
Acquisition expenses	97,711	83,282
Operational expenses	41,272	47,283
Corporate expenses	6,733	5,286
Interest expense	11,767	10,526
Total expenses	329,186	339,458
Income before taxes	88,800	132,608
Income tax benefit (expense)	3,407	(334)
Net income	92,207	132,274
Net income attributable to noncontrolling interests	(29,899)	(34,327)
Net income attributable to RenaissanceRe	62,308	97,947
Dividends on preference shares	(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders	$56,713	$92,352

Net income available to RenaissanceRe common shareholders per common share - basic	$1.42	$2.26
Net income available to RenaissanceRe common shareholders per common share - diluted	$1.42	$2.25
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.40	$1.30

Average shares outstanding - basic	39,552	40,408
Average shares outstanding - diluted	39,599	40,623

Net claims and claim expense ratio	39.0%	52.7%
Underwriting expense ratio	31.6%	35.7%
Combined ratio	70.6%	88.4%

Return on average common equity - annualized	5.7%	8.3%
Operating return on average common equity - annualized (1)	13.5%	4.8%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2018	December 31, 2017
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,404,761	$7,426,555
Short term investments, at fair value	1,616,597	991,863
Equity investments trading, at fair value	387,462	388,254
Other investments, at fair value	692,652	594,793
Investments in other ventures, under equity method	120,232	101,974
Total investments	10,221,704	9,503,439
Cash and cash equivalents	647,973	1,361,592
Premiums receivable	1,684,630	1,304,622
Prepaid reinsurance premiums	794,921	533,546
Reinsurance recoverable	1,572,321	1,586,630
Accrued investment income	43,069	42,235
Deferred acquisition costs	477,010	426,551
Receivable for investments sold	111,431	103,145
Other assets	127,571	121,226
Goodwill and other intangibles	241,572	243,145
Total assets	$15,922,202	$15,226,131
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$4,912,727	$5,080,408
Unearned premiums	1,961,746	1,477,609
Debt	989,995	989,623
Reinsurance balances payable	1,758,948	989,090
Payable for investments purchased	306,664	208,749
Other liabilities	130,505	792,771
Total liabilities	10,060,585	9,538,250
Redeemable noncontrolling interest	1,425,364	1,296,506
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	40,246	40,024
Additional paid-in capital	38,552	37,355
Accumulated other comprehensive income	194	224
Retained earnings	3,957,261	3,913,772
Total shareholders’ equity attributable to RenaissanceRe	4,436,253	4,391,375
Total liabilities, noncontrolling interests and shareholders’ equity	$15,922,202	$15,226,131

Book value per common share	$100.29	$99.72

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$706,968	$452,684	$—	$1,159,652
Net premiums written	$354,077	$308,967	$—	$663,044
Net premiums earned	$225,049	$215,233	$—	$440,282
Net claims and claim expenses incurred	30,607	141,078	18	171,703
Acquisition expenses	40,721	56,990	—	97,711
Operational expenses	26,546	14,593	133	41,272
Underwriting income (loss)	$127,175	$2,572	$(151)	129,596
Net investment income			56,476	56,476
Net foreign exchange gains			3,757	3,757
Equity in earnings of other ventures			857	857
Other loss			(1,242)	(1,242)
Net realized and unrealized losses on investments			(82,144)	(82,144)
Corporate expenses			(6,733)	(6,733)
Interest expense			(11,767)	(11,767)
Income before taxes and redeemable noncontrolling interests				88,800
Income tax benefit			3,407	3,407
Net income attributable to redeemable noncontrolling interests			(29,899)	(29,899)
Dividends on preference shares			(5,595)	(5,595)
Net income attributable to RenaissanceRe common shareholders				$56,713

Net claims and claim expenses incurred – current accident year	$58,169	$144,869	$—	$203,038
Net claims and claim expenses incurred – prior accident years	(27,562)	(3,791)	18	(31,335)
Net claims and claim expenses incurred – total	$30,607	$141,078	$18	$171,703

Net claims and claim expense ratio – current accident year	25.8%	67.3%		46.1%
Net claims and claim expense ratio – prior accident years	(12.2)%	(1.8)%		(7.1)%
Net claims and claim expense ratio – calendar year	13.6%	65.5%		39.0%
Underwriting expense ratio	29.9%	33.3%		31.6%
Combined ratio	43.5%	98.8%		70.6%

	Three months ended March 31, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$520,529	$401,561	$—	$922,090
Net premiums written	$289,871	$254,265	$—	$544,136
Net premiums earned	$186,988	$179,059	$(2)	$366,045
Net claims and claim expenses incurred	38,838	154,571	(328)	193,081
Acquisition expenses	29,103	54,179	—	83,282
Operational expenses	27,665	19,607	11	47,283
Underwriting income (loss)	$91,382	$(49,298)	$315	42,399
Net investment income			54,325	54,325
Net foreign exchange gains			8,165	8,165
Equity in losses of other ventures			(1,507)	(1,507)
Other income			1,665	1,665
Net realized and unrealized gains on investments			43,373	43,373
Corporate expenses			(5,286)	(5,286)
Interest expense			(10,526)	(10,526)
Income before taxes and noncontrolling interests				132,608
Income tax expense			(334)	(334)
Net income attributable to noncontrolling interests			(34,327)	(34,327)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$92,352

Net claims and claim expenses incurred – current accident year	$39,766	$124,309	$—	$164,075
Net claims and claim expenses incurred – prior accident years	(928)	30,262	(328)	29,006
Net claims and claim expenses incurred – total	$38,838	$154,571	$(328)	$193,081

Net claims and claim expense ratio – current accident year	21.3%	69.4%		44.8%
Net claims and claim expense ratio – prior accident years	(0.5)%	16.9%		7.9%
Net claims and claim expense ratio – calendar year	20.8%	86.3%		52.7%
Underwriting expense ratio	30.3%	41.2%		35.7%
Combined ratio	51.1%	127.5%		88.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2018	March 31, 2017
Property Segment
Catastrophe	$590,337	$414,424
Other property	116,631	106,105
Property segment gross premiums written	$706,968	$520,529

Casualty and Specialty Segment
Professional liability (1)	$157,113	$132,306
General casualty (2)	126,626	122,293
Financial lines (3)	93,267	85,143
Other (4)	75,678	61,819
Casualty and Specialty segment gross premiums written	$452,684	$401,561

(1)	Includes directors and officers, medical malpractice, and professional indemnity.
(2)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2018	March 31, 2017
Fixed maturity investments	$45,643	$43,419
Short term investments	5,304	1,724
Equity investments trading	698	811
Other investments
Private equity investments	(434)	7,802
Other	8,023	4,072
Cash and cash equivalents	565	189
	59,799	58,017
Investment expenses	(3,323)	(3,692)
Net investment income	56,476	54,325

Gross realized gains	4,583	11,461
Gross realized losses	(25,853)	(16,533)
Net realized losses on fixed maturity investments	(21,270)	(5,072)
Net unrealized (losses) gains on fixed maturity investments trading	(55,372)	24,635
Net realized and unrealized losses on investments-related derivatives	(4,364)	(56)
Net realized gains on equity investments trading	234	20,915
Net unrealized (losses) gains on equity investments trading	(1,372)	2,951
Net realized and unrealized (losses) gains on investments	(82,144)	43,373
Total investment result	$(25,668)	$97,698

Total investment return - annualized	(1.0)%	4.1%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, and the associated income tax expense or benefit, and the exclusion of the write-down of a portion of the Company's deferred tax asset as a result of the reduction in the U.S. corporate tax rate from 35% to 21% effective January 1, 2018 pursuant to the Tax Bill, which was enacted on December 22, 2017. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives, the associated income tax expense or benefit of those fluctuations, and the non-recurring impact of the write-down of a portion of the Company's deferred tax assets as a result of the reduction in the U.S. corporate tax rate from 35% to 21% effective January 1, 2018 pursuant to the Tax Cuts and Jobs Act of 2017 (the “Tax Bill”), which was enacted on December 22, 2017. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2018	March 31, 2017
Net income available to RenaissanceRe common shareholders	$56,713	$92,352
Adjustment for net realized and unrealized losses (gains) on investments	82,144	(43,373)
Adjustment for income tax (benefit) expense (1)	(3,648)	4,707
Operating income available to RenaissanceRe common shareholders	$135,209	$53,686

Net income available to RenaissanceRe common shareholders per common share - diluted	$1.42	$2.25
Adjustment for net realized and unrealized losses (gains) on investments	2.07	(1.07)
Adjustment for income tax (benefit) expense (1)	(0.09)	0.12
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.40	$1.30

Return on average common equity - annualized	5.7%	8.3%
Adjustment for net realized and unrealized losses (gains) on investments	8.2%	(3.9)%
Adjustment for income tax (benefit) expense (1)	(0.4)%	0.4%
Operating return on average common equity - annualized	13.5%	4.8%

(1)
Adjustment for income tax (benefit) expense represents the income tax (benefit) expense associated with the adjustment for net realized and unrealized losses (gains) on investments. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Book value per common share	$100.29	$99.72	$100.00	$113.08	$109.37
Adjustment for goodwill and other intangibles (1)	(6.66)	(6.49)	(6.55)	(6.56)	(6.55)
Tangible book value per common share	93.63	93.23	93.45	106.52	102.82
Adjustment for accumulated dividends	18.33	18.00	17.68	17.36	17.04
Tangible book value per common share plus accumulated dividends	$111.96	$111.23	$111.13	$123.88	$119.86

Quarterly change in book value per common share	0.6%	(0.3)%	(11.6)%	3.4%	0.8%
Quarterly change in tangible book value per common share plus change in accumulated dividends	0.8%	0.1%	(12.0)%	3.9%	1.2%

(1)
At March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, goodwill and other intangibles included $26.3 million, $16.7 million, $17.4 million, $18.1 million and $18.9 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.